UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

          Date of Report (date of earliest event reported): May 1, 2007

                                DUNE ENERGY, INC.

             (Exact Name of Registrant as Specified in its Charter)


Delaware                           001-32497                        95-4737507
--------                           ---------                        ----------
State of                          Commission                        IRS Employer
Incorporation                     File Number                       I.D. Number

              3050 Post Oak Blvd., Suite 695, Houston, Texas 77056
              ----------------------------------------------------
                     Address of principal executive offices

                  Registrant's telephone number: (713) 888-0895


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into Material Definitive Agreement

      On May 1, 2007, Dune Energy, Inc., a Delaware corporation ("we" or the "Company"), entered into a Purchase Agreement (the "Purchase Agreement") with Jefferies & Company, Inc. (the "Initial Purchaser"), whereby the Initial Purchaser agreed, upon and subject to the terms and conditions set forth therein, to purchase from the Company (i) $300 million aggregate principal amount of its 10 1/2% Senior Secured Notes due 2012 ("Senior Secured Notes") at a purchase price of $288 million and (ii) 180,000 shares of its 10% Senior Redeemable Convertible Preferred Stock ("Preferred Stock") at a purchase price of $171 million. The Company also granted the Initial Purchaser a 30-day option to acquire an additional 36,000 shares of the Preferred Stock.

      The Purchase Agreement provides for the closing of the purchase of the Senior Secured Notes and the Preferred Stock to occur on or before June 12, 2007 and it is currently anticipated that the closing will occur in mid-May 2007. The Initial Purchaser may terminate the Purchase Agreement prior to the closing due to the Company's failure to satisfy certain pre-closing conditions, including the occurrence of any Material Adverse Effect as defined in the Purchase Agreement.

      The Purchase Agreement further provides the holders of the Senior Secured Notes and Preferred Stock will be entitled to the benefits of registration rights agreements, which generally provide that the Company use its reasonable best efforts to cause not later than 180 days after the closing of the offering
(i) to have filed and declared effective a registration statement under the Securities Act of 1933, as amended (the "Act"), for an exchange offer of the Senior Secured Notes and (ii) have filed and declared effective a registration statement covering the Preferred Stock and the shares of our Common Stock issuable upon conversion of the Preferred Stock.

      The Purchase Agreement contains customary representations and warranties on the part of the Company and customary indemnification and contribution provisions whereby the Company and the Initial Purchaser have agreed to indemnify each other against certain liabilities or to contribute to payments which they may be required to make in that respect.

      A copy of the Purchase Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference, and the summary of the Purchase Agreement in this Form 8-K is qualified in its entirety by reference thereto.

      The Senior Secured Notes and the Preferred Stock are being offered and sold by the Company to the Initial Purchaser pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") provided by Section 4(2) of the Act.

Item 9.01   Financial Statements and Exhibits

      Exhibit           Name of Document
      -------           ----------------

      Exhibit 10.1 Purchase Agreement dated as of May 1, 2007 between the Company and Jefferies & Company, Inc.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2007                       DUNE ENERGY, INC.


                                         By: /s/ James A. Watt
                                             ------------------------------
                                             Name: James A. Watt
                                             Title: Chief Executive Officer


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

                                  Exhibit Index

      Exhibit           Name of Document
      -------           ----------------

      Exhibit 10.1 Purchase Agreement dated as of May 1, 2007 between the Company and Jefferies & Company, Inc.

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